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                                                                  EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan, 1996 Employee Stock Purchase Plan, 1998 Employee Stock Purchase Plan and the Non-Qualified Stock Opinion Agreements of Alysis Technologies, Inc. of our report dated January 27, 2000 with respect to the financial statements and schedule of Alysis Technologies, Inc. in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


Walnut Creek, California
March 28, 2000